UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-4700

(Registrants’ telephone number, including area code)

2350 N. Sam Houston Pkwy. E., Suite 125,

Houston, Texas 77032

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreements.

Bridge Facility and Term Loan Facility

On December 19, 2014, Southwestern Energy Company (the “Company”) entered into a $4,500,000,000 unsecured 364-day Bridge Term Loan Credit Agreement with Bank of America, N.A., as Administrative Agent, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and The Royal Bank of Scotland plc as Co-Syndication Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Bookrunner, and various lenders (the “Bridge Facility”), pursuant to the commitment letter dated as of October 14, 2014, with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated described in the Company’s previous Current Report on Form 8-K dated October 14, 2014. The Bridge Facility requires prepayments under certain circumstances from the net cash proceeds of sales of equity or assets and borrowings outside the ordinary course of business or for specified uses.

On December 19, 2014, the Company also entered into a $500,000,000 unsecured two-year Term Loan Credit Agreement with various lenders, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Bookrunner (the “Term Loan Facility”). The Term Loan Facility requires prepayment under certain circumstances from the net cash proceeds of sales of assets.

The terms of the Bridge Facility and the Term Loan Facility include covenants that restrict the ability of the Company and its restricted subsidiaries, as that term is defined in the Bridge Facility and the Term Loan Facility, to incur liens or certain indebtedness or to invest in subsidiaries not restricted by the covenants in the agreement. They also contain a financial covenant that requires the Company to maintain a debt to capitalization ratio, as defined in the Bridge Facility and the Term Loan Facility, that does not exceed 0.60 to 1.0. The Bridge Facility and the Term Loan Facility also restrict the ability of the Company to merge, consolidate or sell all or substantially all of its assets. They also include events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $100 million or more; bankruptcy; judgments involving liability of $100 million or more that are not paid; and ERISA events. Many are subject to customary notice and cure periods.

As described in Item 2.01 below, the Company borrowed the full amounts under the Bridge Facility and the Term Loan Facility on December 22, 2014.

The above description of the material terms and conditions of the Bridge Facility and the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full texts of the Bridge Facility and the Term Loan Facility, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Settlement Agreement

In connection with the consummation of the transactions under the Purchase and Sale Agreement (the “Chesapeake PSA”) dated as of October 14, 2014 between the Company and a subsidiary of Chesapeake Energy Corporation (“Chesapeake”), on December 22, 2014 the Company and Chesapeake entered into a settlement agreement under which each party agreed to waive various claims relating to title and environmental matters and alleged breaches of representations, warranties and covenants. In addition, the parties agreed to a downward adjustment of the purchase price of approximately $400,000,000 pursuant to the terms of the Chesapeake PSA. The Company paid for the acquisition by borrowing the full amounts under the Bridge Facility and the Term Loan Facility.

The above description of the material terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Settlement Agreement, which is filed as Exhibits 10.3 to this Current Report on Form 8-K.

SECTION 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 22, 2014, the Company, through a subsidiary, consummated the transactions under the Chesapeake PSA, as further described in the Company’s Current Report on Form 8-K filed on October 17, 2014. The Company funded the purchase price for the acquisition by borrowing the full amounts under the Bridge Facility and the Term Loan Facility. The Company plans to utilize the proceeds from future asset dispositions and issuances of debt and equity securities to repay amounts borrowed under the Bridge Facility and the Term Loan Facility. The timing of any future debt or equity capital market transactions will depend upon market conditions, among other factors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Bridge Facility and the Term Loan Facility in Item 1.01 is incorporated into this item by reference.

SECTION 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 22, 2014 and December 23, 2014, the Company issued press releases with respect to the matters in Sections 1 and 2 above and Section 8 below. These press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and these exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SECTION – Other Events

Item 8.01 Other Events.

On December 22, 2014, a subsidiary of the Company and a subsidiary of Statoil ASA (“Statoil”) entered into a Purchase and Sale Agreement (the “Statoil PSA”). Under the Statoil PSA the Company’s subsidiary will acquire certain oil and gas assets covering approximately 30,000 acres in West Virginia and southwest Pennsylvania comprising approximately 20% of Statoil’s interests in that acreage for approximately $394 million, which will be reduced to approximately $365 million based on the adjustment to the purchase price paid to Chesapeake pursuant to the settlement agreement described above, and subject to other customary adjustments. All of these assets are also assets in which the Company has acquired interests under the Chesapeake PSA. The transaction under the Statoil PSA is expected to close in the first quarter of 2015 and will be funded through borrowings under the Company’s existing revolving credit agreement.

SECTION 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bridge Term Loan Credit Agreement, dated December 19, 2014, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders from time to time party thereto

10.2	Term Loan Credit Agreement, dated December 19, 2014, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders from time to time party thereto

10.3	Settlement Agreement, dated December 22, 2014, between Chesapeake Appalachia, L.L.C. and SWN Production Company, LLC

99.1	Press release issued by Southwestern Energy Company on December 22, 2014

99.2	Press release issued by Southwestern Energy Company on December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 23, 2014	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bridge Term Loan Credit Agreement, dated December 19, 2014, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders from time to time party thereto

10.2	Term Loan Credit Agreement, dated December 19, 2014, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders from time to time party thereto

10.3	Settlement Agreement, dated December 22, 2014, between Chesapeake Appalachia, L.L.C. and SWN Production Company, LLC

99.1	Press release issued by Southwestern Energy Company on December 22, 2014

99.2	Press release issued by Southwestern Energy Company on December 23, 2014